UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2019

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock ($0.01 par value per share)	OTEL	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 13, 2019, Otelco Inc. (the “Company”) announced its results of operations for its second quarter ended June 30, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

Information is being furnished herein in Exhibit 99.2 with respect to an updated investor presentation that may be referenced in the Company’s quarterly investor call scheduled for August 14, 2019. These materials are dated as of June 30, 2019, and the Company does not undertake to update the materials after that date.

The presentation is also available on the Investors section of the Company’s website at www.otelco.com. The Company’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.

Information contained herein, including Exhibit 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release Otelco Inc., dated as of August 13, 2019

99.2	Investor Presentation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otelco Inc.

Date: August 13, 2019	By:	/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
Chief Financial Officer